Exhibit 99.1

IR CONTACT:	Kate Patterson	MEDIA CONTACT:	Cas Purdy
	Websense, Inc.		Websense, Inc.
	(858) 320-8072		(858) 320-9493
	kpatterson@websense.com		cpurdy@websense.com

N E W S   R E L E A S E

Websense Announces Preliminary Results for Q3’07; Discusses Plans for Integration of SurfControl PLC

Total Third Quarter Billings for Both Companies Estimated at More Than $79 Million

SAN DIEGO, October 10, 2007—Websense, Inc. (NASDAQ: WBSN), today announced preliminary third quarter billings and revenue and reiterated expectations for cost synergies associated with the acquisition of SurfControl PLC.  Third quarter revenue for Websense is expected to be approximately $50.4 million, net of approximately $950,000 in joint marketing programs with channel partners. The company expects non-GAAP earnings per share to be within the previously-guided range of 22 to 23 cents. Final results are subject to completion of the audit process.

Websense’s third quarter non-GAAP earnings per share will exclude restructuring costs from the acquisition of SurfControl, the net expense associated with foreign exchange options purchased in connection with the SurfControl acquisition, amortization of intangible assets, and the accrual for retention bonuses in connection with the PortAuthority acquisition, as well as stock based compensation expense and the related tax effects.

On a standalone basis, Websense expects third quarter billings of approximately $52.2 million, net of $1.7 million in joint marketing programs with channel partners. Estimated gross billings for SurfControl in the September quarter are expected to be approximately $27 million. Total third quarter billings for both companies, which combined operations on October 3, 2007, when Websense completed its acquisition of SurfControl, are expected to be approximately $79 million, within the range that was estimated by the company on a combined basis including dis-synergies.

“While Websense billings were below our guidance range, we saw strength in many areas of the combined operations,” added Gene Hodges, Websense chief executive officer. “International billings for both companies posted solid year-over-year growth, and new initiatives in information leak prevention and on-demand services showed increasing momentum. Weakness in the North American enterprise business for Websense filtering products was largely offset by corresponding strength in SurfControl’s North American enterprise business.”

“We are pleased to have the acquisition of SurfControl completed,” added Hodges. “The acquisition accelerates our strategic growth initiatives and the combined customer base, technology portfolio and product offering creates a powerful competitor in the emerging market of content security.”

Update on Anticipated Acquisition Synergies

With the benefit of additional insight gained during the integration planning process, management reiterates and updates the anticipated synergies outlined when the acquisition was announced on April 26, 2007. Management expects the acquisition to:

•                  Achieve cost synergies of approximately $10 million in the fourth quarter of 2007 and at least $60 million in 2008, prior to any of the non-recurring cash and non-cash restructuring costs and expenses associated with the transaction. Approximately three-quarters of the anticipated cost synergies are expected to result from reductions in the workforce of the combined company. Additional cost savings will result from the closure of facilities and the elimination of redundant sales, marketing and administrative expenses.

•                  Be at least 20 percent accretive to non-GAAP earnings in 2008, with additional accretion thereafter. The estimates of accretion to non-GAAP earnings per share are based on estimates of the future billings and non-GAAP revenue for the combined company, which exclude the impact of the write-down of an estimated 85 to 90 percent of SurfControl’s deferred revenue required by U.S. GAAP purchase accounting.

•                  Generate incremental cash flow from operations of approximately $15 million in 2008, increasing to at least $30 million in 2009 and at least $50 million annually by the end of 2010. These estimates of incremental cash flow from operations exclude estimated non-recurring cash and non-cash restructuring costs and expenses associated with the transaction, and take into account the expected cost synergies and estimated net impact of customer attrition and new sales opportunities for the products of both companies. The non-recurring cash out-of-pocket expenses involved in obtaining the cost synergies are expected to be substantially incurred within 15 months of the close of the transaction.

“We refined our integration plans over the summer months and were ready to begin the process of integrating the businesses immediately on October 3,” said Doug Wride, Websense president. “In the week since the transaction closed, we have made excellent progress in combining operations, with a focus on the ‘quote-to-cash’ cycle so we can efficiently close business in the fourth quarter. Additionally, we have identified and notified the majority of SurfControl employees of their future employment status with the combined company.”

Update on the Credit Facility

The purchase price of approximately $416 million is being partially funded with a $210 million five-year term loan under a $225 million senior credit agreement, consisting of the term loan and a $15 million revolving line of credit that is being provided by a syndicate of twelve commercial banks.

The senior credit facility is secured by substantially all of the assets of Websense and by secured guarantees by the company’s domestic subsidiaries. The term loan amortizes at a rate of 2.5 percent, 10 percent, 12.5 percent, and 15 percent, respectively, during the first four years of the term and 60 percent during the fifth year. The initial interest rate is LIBOR plus 250 basis points (currently 7.75 percent), and is subject to step downs in the spread over LIBOR based upon improvements in the company’s total leverage ratio. The $210 million term loan is expected to fund on October 11, 2007, with no immediate funding of any amounts under the revolving line of credit.

“Our debt offering was well received by the commercial banking community and was over-subscribed, resulting in an attractive interest rate,” said Dudley Mendenhall, Websense chief financial officer. “The demand is indicative of the financial profile of the combined company. Our post transaction liquidity is extremely strong. We have approximately $100 million in cash versus our anticipated debt of $210 million.”

Non-GAAP Financial Measures

This press release provides an expected range for earnings per diluted share that excludes expenses as indicated throughout this press release, and therefore are not calculated in accordance with generally accepted accounting principles (GAAP). The non-GAAP presentation will exclude: the impact of the SurfControl deferred revenue write-down, restructuring costs relating to transitional employees, integration travel and consultancy fees, system integration and SOX compliance, the net expense associated with foreign exchange options purchased in connection with the SurfControl acquisition, amortization of intangible assets, charges for in-process research and development and retention bonuses in connection with the PortAuthority acquisition, as well as stock-based compensation expense. All of the excluded items are presented on a tax-effected basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s operating results and to compare current operating results with historic operating results. A reconciliation of the GAAP and non-GAAP income statements for the third quarter and the year-to-date period will be provided when final financial statements are issued on October 30, 2007.

This press release also includes financial measures for billings that are not numerical measures that can be calculated in accordance with generally accepted accounting principles (GAAP). Websense provides this measurement in press releases reporting financial performance because this measurement provides a consistent basis for understanding the company’s sales activities in the current period. The company believes the billings measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods. A reconciliation of billings to deferred revenue for the third quarter of 2007 will be provided when final third quarter financial results are released on October 30, 2007.

In connection with the acquisition of SurfControl, Websense is in the process of converting SurfControl’s historical financial statements, including SurfControl’s September quarter results, to US GAAP standards. As part of this conversion, SurfControl’s September quarter results will reflect daily revenue recognition rather than the previously applied policy of monthly revenue recognition. Additionally, Websense expects that it will write down at least 90 percent of the deferred revenue of SurfControl as of the date of the acquisition.

October 10 Conference Call Information

Management will host a conference call and simultaneous webcast to discuss this update today at 2:00 p.m. Pacific Time. To participate in the call, investors should dial (888) 240-1362 (domestic) or (913) 312-0724 (international) ten minutes prior to the scheduled start of the call. A simultaneous audio-only webcast of the call may be accessed via the internet at www.websense.com/investors.

For investors unable to participate in the live event, an archive of the webcast will be available at www.websense.com/investors until October 30, 2007 and a taped replay of the call will be available for one week at (888) 203-1112 or (719) 457-0820, passcode 4131598.

Third Quarter Financial Results

The company plans to release final third quarter financial results after the market closes on October 30, 2007. Management will host a conference call and simultaneous webcast to discuss the final results, as well as pro forma combined results for Websense and SurfControl, at 2:00 p.m. Pacific Time, also on October 30. To participate in the call, investors should dial (888) 806-6224 (domestic) or (913) 312-1378 (international) ten minutes prior to the scheduled start of the call. A simultaneous audio-only webcast of the call may be accessed via the internet at www.websense.com/investors.

For investors unable to participate in the live event, an archive of the webcast will be available on the company’s website through December 31, 2007 and a taped replay of the call will be available for one week at (888) 203-1112 or (719) 457-0820, passcode 2915184.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN) protects more than 42 million employees from external and internal computer security threats. Using a combination of preemptive ThreatSeeker™ malicious content identification and categorization technology and information leak prevention technology, Websense helps make computing safe and productive. Distributed through its global network of channel partners, Websense software helps organizations block malicious code, prevent the loss of confidential information and manage Internet and wireless access. For more information, visit www.websense.com.

Websense and SurfControl are registered trademarks of Websense, Inc. in the United States and certain international markets. Websense has numerous other registered and unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

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This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including the estimates of third quarter results, the expectations regarding the benefits of the combination with SurfControl, including expected synergies, and expectations regarding integration success, continued international business growth and plans to drive new business, and statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with integrating acquired businesses and launching new product offerings; customer acceptance of the company’s services, products and fee structures in a changing market; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet and security industries; changes in domestic and international market conditions; risks relating to using debt and existing cash and investment securities to acquire SurfControl and the risks of ongoing compliance with the covenants in the senior credit facility; risks related to changes in accounting interpretations and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at www.websense.com/investors. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.